UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2006

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA	24019
(Address of principal executive offices)	(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement
Signatures

Item 1.02. Termination of a Material Definitive Agreement

Termination of Employment Agreement

Mr. Charles W. Carson joined Optical Cable Corporation (the “Company”) in January 2003 as our Senior Vice President of Marketing and Strategy. In May 2004, he was named Senior Vice President of Marketing and Sales. Mr. Carson was employed pursuant to an employment agreement, dated as of January 2, 2003, and his employment with the Company was terminated effective February 14, 2006.

Mr. Carson’s employment agreement provided for the payment of an annual base salary of $175,000. Pursuant to his employment agreement, Mr. Carson was also entitled to participate in the annual Optical Cable Corporation management incentive plan, as proposed by the President of the Company, and subject to approval by the Board of Directors or an appropriate committee thereof. Mr. Carson had an annual bonus opportunity equal to 35% of his annual base salary. Payments under annual management incentive plans were contingent on achievement of quantified corporate and divisional goals and specifically identified divisional objectives. Finally, under Mr. Carson’s employment agreement, Mr. Carson was eligible to receive grants of long-term equity compensation from time to time pursuant to equity participation plans.

The Company terminated Mr. Carson’s employment without Cause (as defined in his employment agreement) in connection with a planned restructuring of the Company’s marketing and sales teams. Mr. Carson plans to retire. At this time, the Company does not have plans to hire a replacement for Mr. Carson, and has transferred his previous responsibilities to other current employees of the Company. Mr. Carson’s employment agreement provided for certain severance payments in the event of the termination of his employment without Cause. These severance payments included the continuation of his annual base salary for one year after his termination and the payment at the time of his termination of the greater of the amount of his annual target bonus opportunity or the average annual cash bonus paid to him with respect to the three fiscal years prior to the fiscal year in which his employment was terminated (or such average over the shorter period of his employment), all conditioned upon his execution of an agreement releasing claims in a form acceptable to the Company. In connection with his termination, Mr. Carson executed a separation agreement. Pursuant to the terms of his employment agreement and the separation agreement, Mr. Carson will be paid: (1) his annual base salary of $175,000 during the period from February 15, 2006 through February 18, 2007, and (ii) a lump sum amount equal to the average of this annual bonus during the past three years totaling $70,022 on or about February 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ NEIL D. WILKIN, JR.
Name:	Neil D. Wilkin, Jr.
Title:	President and Chief Executive Officer

Dated: February 21, 2006